Exhibit 10.1

AMENDMENT TO
GLOBAL RESTRICTED STOCK UNIT AGREEMENT
(Long Term Incentive)
and
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

UNDER THE CITRIX SYSTEMS, INC.
2014 EQUITY INCENTIVE PLAN
Reference is hereby made to the Global Restricted Stock Unit Agreement (Long Term Incentive) under the Citrix Systems, Inc. 2014 Equity Incentive Plan and the Global Restricted Stock Unit Agreement under the Citrix Systems, Inc. 2014 Equity Incentive Plan, in each case (as applicable) for the Awards as set forth on Schedule I hereto (collectively, and as previously amended to the effective date set forth below (as applicable), the “Award Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the relevant Award Agreement. This amendment modifies each Award Agreement by adding the following paragraph thereto.
“Notwithstanding anything to the contrary in the Award Agreement or in any employment or executive agreement between the Company or any Affiliate (as applicable) and the Awardee, upon an Acquisition (as defined in the Plan) or Change in Control (as defined in any employment or executive agreement between the Company or any Affiliate and the Awardee) that occurs prior to the end of the Performance Period, the provisions of Section 3(d) of the Plan shall apply; provided, however, that the Awardee shall be deemed to have earned the number of Restricted Stock Units equal to 200% of the Target Award as of such Acquisition or Change in Control, with no reduction or proration (except as may be required in the event of death, Disability or Retirement), and the Restricted Stock Units deemed earned shall remain subject to time-based cliff vesting at the end of the Performance Period subject to Awardee’s continuous employment through such date; provided, further, that, such time-based vesting shall be subject to any rights to acceleration set forth in the Award Agreement, any employment or executive agreement between the Company or an Affiliate and the Awardee, or in the Plan. The foregoing provision is specifically intended to control in the event of any inconsistency between the Award Agreement, the Plan or any employment or executive agreement.”
The foregoing amendment shall be effective as of April 1, 2019. Except as amended hereby, the Award Agreement remains in full force and effect.

Schedule I
Amended Awards

Grant Date	Performance Period	Performance Metric
March 30, 2017	January 1, 2017-December 31, 2019	Relative TSR (Custom Index Companies)
March 30, 2017	January 1, 2017-December 31, 2019	Relative TSR (Nasdaq Composite Index as of January 2, 2019)
August 1, 2017 (granted to David Henshall)	July 10, 2017-December 31, 2019	Subscription Bookings as a Percentage of Product Bookings
August 1, 2017 (granted to David Henshall)	July 10, 2017-December 31, 2019	Non-GAAP Net Operating Margin
August 1, 2017	July 1, 2017-December 31, 2019	Subscription Bookings as a Percentage of Product Bookings
August 1, 2017	July 1, 2017-December 31, 2019	Non-GAAP Net Operating Margin
March 29, 2018	January 1, 2018-December 31, 2020	Subscription Bookings as a Percentage of Product Bookings
February 15, 2019	January 1, 2019-December 31, 2020	Free Cash Flow/Share Year-over-Year Growth